UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2006
AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
79 Chapel St. - Newton, MA 02458
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (617) 332-0004

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On September 28, 2006, Thomas Higgins was appointed to the Company's Board of Directors.
Mr. Higgins will be the Chairman of the Audit Committee.
Mr. Higgins, age 51, has served as the Senior Vice President for Finance and Chief Financial Officer of the College Board since 2003.
Prior to the College Board, Mr. Higgins was a partner in the
New York City
accounting firm of Silverman Linden Higgins LLP from 1993 to 2003.
Previously, Mr. Higgins worked in the
New Jersey
offices of Ernst & Young and PricewaterhouseCoopers from 2002 to 2003.
Mr. Higgins is a member of the American Institute of CPAs as well as the
New Jersey
and New York State Society of CPAs.

          Attached as Exhibit 99.1 is a copy of the press release issued by the Company on October 4, 2006 announcing the appointment of Mr. Higgins.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

Exhibits
EX-99.1	Press Release Issued on October 4, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION
Date: October 4, 2006	By:	/s/ John J. Joyce
John J. Joyce President, Chief Executive Officer, Director